Exhibit 5.1

58th Floor Central Plaza
18 Harbour Road
Eagle Bulk Shipping Inc.	Wanchai
300 First Stamford Place	Hong Kong
Stamford, CT 06902	Telephone: +852 2878 8600
Facsimile: +852 2522 5907
www.clydeco.com

Our ref	Your ref	Date
Eagle Bulk: Form S-3	Marshall Islands Law Legal Opinion	6 April 2017

Dear Sirs,

Registration Statement on Form S-3 of Eagle Bulk Shipping Inc. (the Company)

We have acted as special counsel to the Company, a corporation incorporated in the Republic of the Marshall Islands (the Marshall Islands), in connection with the Company’s Registration Statement on Form S-3 (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) on 6 April 2017, as thereafter amended or supplemented, with respect to the public offering (the Offering) (A) by the Company of (i) shares of the Company’s common stock, par value $0.01 per share (the Common Stock), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the Preferred Stock), (iii) warrants (the Warrants) to purchase the Company’s equity securities, securities of third parties or certain other rights, or any combination of the foregoing, (iv) purchase contracts (the Contracts) for the purchase or sale of equity securities issued by the Company or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing or currencies in the future, (v) rights (the Rights) to purchase the Company’s equity securities, (vi) units (the Units) consisting of one or more rights, purchase contracts, warrants, preferred stock, common stock or any combination of such securities and (B) by certain selling shareholders named in the Registration Statement of (i) 34,277,369 shares of Common Stock (the Secondary Shares), (ii) 537 warrants (the Existing Warrants), (iii) up to 537 shares of Common Stock issuable upon exercise of the Existing Warrants offered by the selling shareholders, and (iv) up to 537 shares of Common Stock issuable upon exercise of the Existing Warrants offered by the Company. The securities of the Company described in clauses (A) and (B) above are collectively referred to herein as the Securities.

Beijing Office Address: 7th Floor Tower W3 Oriental Plaza 1 East Chang An Avenue Beijing 100738 P R China Telephone: +86 10 5814 3600 Facsimile: +86 10 5814 3700

Shanghai Office Address: Level 23 Shanghai Two IFC 8 Century Avenue Shanghai 200120 P R China Telephone: +86 21 6035 6188 Facsimile: +86 21 6035 6199

A Firm of Solicitors regulated by the Law Society of Hong Kong.

PARTNERS: Chong Ik Wei** Ian Cocking Gloria Jones Matthew Lam Gilbert Kwok Simon McConnell Michael Payton** Patrick Perry David Reynolds** Mun Yeow Conor Warde

**Non-resident

We are qualified to practice the laws of the Marshall Islands and to advise on the laws of the Marshall Islands. The opinions expressed herein are limited to the laws of the Marshall Islands and do not cover any other laws.

In rendering this opinion letter, we have examined and relied upon executed originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

a)	the Registration Statement;

b)	the prospectus of the Company (the Prospectus), included in the Registration Statement; and

c)

such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed, including, but not limited to, the Company’s Third Amended and Restated Articles of Incorporation (the Articles of Incorporation), the Company’s Second Amended and Restated By-Laws (the By-Laws), and copies of certain resolutions of the board of directors of the Company.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus (and any applicable prospectus supplement thereto) and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

1

With respect to the Common Stock, including the shares of Common Stock issuable upon exercise of the Existing Warrants, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the Registration Statement has become effective under the Securities Act of 1933, as amended, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and non-assessable.

2	The Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

3

With respect to the Preferred Stock, including shares of Preferred Stock duly issued upon due conversion, exchange or exercise of any Warrants or Rights or included in any Contracts or Units, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the Registration Statement has become effective under the Securities Act of 1933, as amended, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Registrar of Corporations of the Marshall Islands, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the applicable definitive purchase, underwriting or similar agreement, such Preferred Stock will be validly issued, fully paid, and non-assessable.

This opinion is limited to the law of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

The opinions expressed herein are subject in all respects to the following qualifications, limitations, exceptions, exclusions, and assumptions:

a)

As to questions of fact material to our opinion, we have not conducted an independent investigation thereof and have relied exclusively upon the representations set forth in the Registration Statement or the Prospectus provided. We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes.

b)

The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to supplement this opinion to reflect facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This opinion letter is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

c)

Other than the consent to the filing of this opinion letter as detailed above, this opinion letter is issued solely for your benefit and may be relied upon solely by you and your legal counsel in connection with the transaction described herein and is not to be made available to, or relied upon by, any other person, firm or entity or for any other purpose, without, in each instance, the prior written consent of a partner of this firm, save that it may be disclosed without such consent to any person to whom disclosure is required to be made by applicable law or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceedings on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance and (ii) we do not assume any duty or liability to any person to whom such disclosure is made.

d)	This opinion letter is given by Clyde & Co and no partner or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

Yours faithfully

/s/ Clyde & Co

Clyde & Co

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